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                                                                   EXHIBIT 10.15

                           SPECIAL METALS CORPORATION

                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                             Dated December 6, 1989

                                    Article I
                Establishment, Purpose and Effective Date of Plan

1.1 Establishment. Special Metals Corporation, a Delaware corporation (the "Company") hereby establishes a supplemental executive retirement program for a selected Executive, which shall be known as the Special Metals Corporation Supplemental Retirement Income Plan (the "Plan").

1.2 Purpose. The purpose of the Plan is to provide supplemental retirement income in excess of the limitations on benefits imposed by Section 415 of the Internal Revenue Code to an executive who is selected by the Board of Directors. Payment of the retirement benefits under this Plan will be made from the general assets of the Company or by such other method as is consistent with Section 5.2 of this plan and which is agreed to by the Executive and the Company.

1.3   Effective Date.  The Plan shall become effective as of January 1, 1990.

                                   Article II
                                   Definitions

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

      (A) "Average Compensation" means the average compensation for any 5 consecutive calendar years prior to the later of a Participant's Normal Retirement Date of his actual retirement date resulting in the highest annual average compensation for any such five year period. For purposes of computing this average a Participant's last full year's salary will be projected to his Normal Retirement Date assuming 5% annual increases in compensation.

      (B) "Beneficiary" means the person(s) properly designated to receive, under provisions of the Plan, benefits payable in the event of a Participant's death.

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      (C)   "Board" means the Board of Directors of the Company, or a committee comprised of members of the Board of Directors assigned the responsibility to administer the Plan.

      (D) "Change of Control" shall mean any one transaction or series of related transactions which causes the ownership of all or substantially all of the then assets of the Company to be transferred or beneficial ownership or voting rights with respect to more than fifty percent (50%) of the then outstanding capital stock of the Company to be transferred. Such transaction or transactions shall include without limitation (i) consolida tion or merger of the Company with or into another corporation; (ii) the sale or transfer of more than one-half of the value or voting power of the stock of any subsidiary or affiliated corporation of the Company or the product of a taxable or non-taxable spin-off, split-up or split-off;
            (iii) the creation of a voting trust; (iv) any other method excluding sales or transfers of shares by or between current shareholders; or (v) effective change of control from Aubert et Duval to another entity. Change of Control shall not include any transaction or series of related transactions within Aubert et Duval or between the shareholders of Aubert et Duval.

      (E) "Code" means the Internal Revenue Code of 1986 as amended from time to time, and any regulations relating thereto.

      (F) "Company" means Special Metals Corporation, a Delaware corporation, and shall include any subsidiary, 50% or more of the outstanding voting stock of which is owned, directly or indirectly, by the Company, unless otherwise indicated by the context.

      (G) "Compensation" means total income as reported on Form W-2, including any amounts of income deferred under a qualified or non-qualified deferred compensation plan. Compensation does not include any contributions to a plan of nontaxable fringe benefits, employer matching contributions to a qualified or non-qualified deferred compensation plan, or contributions to or payments from a pension, profit-sharing or similar plan.

      (H) "Disability" of a Participant will be determined by the Administrator in his sole discretion, using criteria uniformly applied under the disability provisions of the Company's disability plan.

      (I) "Early Retirement" means the termination of a Participant's employ-ment after completion of ten (10) years of service and attainment of age 55.


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      (J)   "Executive" means Dr. Donald R. Muzyka.

      (K) "Normal Retirement" means the termination of a Participant's employ-ment upon attaining age 65.

      (L) "Normal Retirement Date" means the first day of the month coinciding with or next following the date a Participant attains 65 years of age.


      (M) "Participant" means and Executive employee of the Company who falls into the category specified in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, and who is named under Section 2.1(J).

      (N) "Plan" means the Special Metals Corporation Supplemental Retirement Income Plan.

      (O)   "Plan Year" is January 1 through December 31.

      (P) "Prior Plan" means the qualified retirement plan in effect as of September 30, 1989 at the Participant's previous employer.

      (Q) "Qualified Plan" means the Amended and Restated Pension Plan of Special Metals Corporation effective October 1, 1987, and each predecessor, successor or replacement salaried employees' retirement plan.

      (R) "Supplemental Retirement Benefit" means the benefit payable to a Participant pursuant to Article IV of the Plan by reason of his termination of employment with the Company and all affiliates for any reason other than death. In the case of a Participant's death, a benefit is payable as described in Section 4.5(C).

      (S) "Surviving Spouse" means a person who is married to a Participant at the date of his death and for at least one year prior thereto.

      (T) "Termination Not-for-Cause" means the termination of a Participant's employment by the Company, for reasons other than Normal Retirement, Early Retirement, death, Disability, Termination-for-Cause, or termination upon Change-of-Control.

      (U) "Termination-for-Cause" means termination of the Participant's employment by the Company, by written notice to the Participant, specifying the event relied upon for such termination, due to (i) the Participant's willful misconduct in respect of his duties for the Company, (ii) conviction for a felony or willful neglect or an act of


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            common law fraud, (iii) material, knowing and intentional failure to comply with applicable laws with respect to the execution of the Company's business operations, (iv) theft, fraud, embezzlement, dishonesty or similar conduct which has resulted or is likely to result in material economic damage to the Company or any of its affiliates or subsidiaries, or (v) dependence or addiction to alcohol or use of drugs (except those legally prescribed by and administered pursuant to the directions of a practitioner licensed to do so under the laws of the state or country of licensure) which in the opinion of the Administrator, interferes with the

            Participant's ability to perform his assigned duties and responsibilities.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   Article III
                                     Vesting

3.1 Vesting Schedule. The vesting schedules for the two retirement benefits specified in Sections 4.1(A) and 4.1(B) are described below:

      (A) Schedule. Except as provided in Sections 3.2, 3.3 and 4.5, the Participant's right to receive his Supplemental Retirement Benefit as described in Section 4.1(A) will become nonforfeitable in accordance with the following schedule:

                     Years of Service           Vested Percentage
                     ----------------           -----------------
                           1                            10%
                           2                            20%
                           3                            30%
                           4                            40%
                           5                            50%
                           6                            60%
                           7                            70%
                           8                            80%
                           9                            90%
                           10                          100%


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      (B)   Schedule. Except as provided in Sections 3.2, 3.3 and 4.5, the
            Participant's right to receive the benefit described in Section 4.1(B) will be nonforfeitable in accordance with the following schedule:

                     Years of Service           Vested Percentage
                     ----------------           -----------------

                           1                          20%
                           2                          40%
                           3                          60%
                           4                          80%

            After the Participant has completed 5 years of service, the Participant shall not be entitled to receive the benefit described in Section 4.1(B) under any circumstances, including those events in Sections 3.2, 3.3 and 4.5 because he will then be entitled to a benefit payable directly from the Qualified Plan.

3.2 Change of Control. Notwithstanding Section 3.1, in the event of a Change of Control, a Participant's Supplemental Retirement Benefit shall become 100% vested.

3.3 Convenience of the Company. Notwithstanding Section 3.1, in the event the Participant's employment is terminated solely due to convenience of the Company, as determined by the Board, his Supplemental Retirement Benefit shall become 100% vested.

                                   Article IV
                         Supplemental Retirement Benefit

4.1 Amount. In general, the Supplemental Retirement Benefit payable to the Participant at Normal Retirement Date pursuant to Section 4.2 and calculated upon his date of termination as the sum of Sections 4.1(A) and 4.1(B) below is:

            - Subject to the schedule in Section 3.1(A), an amount equal to the projected retirement benefit from the Participant's previous employer's plan ("Prior Plan"), minus the accrued vested benefit from the Prior Plan, minus the accrued benefit from the Company's Qualified Plan which has vested under either Section 3.1(B) of this Plan or the terms of the Qualified Plan; plus


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            -     An amount equal to the accrued vested benefit from the
                  Company's Qualified Plan based on the schedule described in
                  Section 3.1(B).

      The Supplemental Retirement Benefit as described above shall be an amount equal to the sum of (A) and (B):

      (A) The benefit under the Prior Plan calculated using the years of service the Participant would have had remained in service until age 65 and the Average Compensation for the Participant at age 65, minus the sum of (1) and (2).

            (1) The Participant's vested accrued benefit under the Prior Plan payable at age 65, and

            (2)   (a)   If the Participant is 100% vested under the Qualified
                        Plan:

                        - The Accrued Benefit under the Qualified Plan as of the date the Participant terminates employment; or


                  (b) If the Participant is not 100% vested under the Qualified Plan:

                        - An amount equal to the Accrued Benefit under the Qualified Plan as of the date the Participant terminates employment computed as if the Participant became vested in that Accrued Benefit at the rate of 20% per year for each year of service.

      (B) The Accrued Benefit under the Qualified Plan as of the date the Participant terminates employment computed as if the Participant became vested in the Accrued Benefit under the Qualified Plan as specified in 3.1(B).

      The portion of the Supplemental Retirement Benefit described in Section 4.1(B) shall be payable only if the Participant terminates employment before the completion of five years of service, as defined in the Qualified Plan.

      Compensation which shall be used for the calculation of the Supplemental Retirement Benefit is defined in Section 2.1(G). Average Compensation which


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      shall be used for the calculation of the portion of the Supplemental
      Retirement Benefit based on the Prior Plan is defined in Section 2.1(A).

4.2 Form of Benefit. The Supplemental Retirement Benefit payable to a Participant shall be paid in the form of a lump sum equal to the present value of the vested Supplemental Retirement Benefit payable according to this Article IV. The present value will be computed using a 6% interest rate and the 1983 Group Annuity Mortality Table for males.

4.3 Commencement of Benefit. Payment of the Supplemental Retirement Benefit to a Participant shall be made as soon as practicable after the Participant terminates employment.

4.4   Approval of Company. Notwithstanding the provisions of Sections 4.2 and
      4.3 above, an election made by the Participant with respect to the date for payment of his Supplemental Retirement Benefit hereunder shall not be effective unless such election is expressly approved in writing by the Board. If the Board does not approve such election in writing, then the date for payment of the Participant's Supplemental Retirement Benefit shall be selected by the Board in its sole discretion, but the date selected shall not be more than 90 days after the date elected by the Participant.

4.5 Termination. In the event the Participant terminates employment for reason other than Normal Retirement, a Participant shall be entitled to be paid his Supplemental Retirement Benefit pursuant to this Article IV as follows:

      (A) Early Retirement. In the event a Participant terminates employment by reason of Early Retirement, the Participant shall be entitled to receive his Supplemental Retirement Benefit, reduced one-half of one percent (1/2%) for each month by which the date on which payments commence precedes the Participant's Normal Retirement Date.

      (B) Disability. In the event a Participant terminates employment by reason of Disability, the Participant's right to receive a benefit under this Plan will become 100% vested and nonforfeitable and payable pursuant to Sections 4.2, 4.3 and 4.4.

      (C) Death. If a Participant dies prior to the commencement of any benefit payments under this Plan, the Participant's Surviving Spouse shall receive a benefit equal to the Participant's vested Supplemental Retirement Benefit payable, had the Participant retired at age 65 on the day prior to death. If a Participant dies with no surviving Spouse, the Participant's estate or designated Beneficiary will be entitled to receive the Participant's Vested Supplemental Retirement Benefit.


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      (D)   Termination Not-For-Cause. In the event a Participant terminates employment by reasons other than death, Disability, Early Retirement, Normal Retirement, termination due to Change of Control or Termination-for-Cause, the Participant shall be entitled to be paid the vested portion of his Supplemental Retirement Benefit, as determined under Article III.

      (E) Termination-for-Cause. Notwithstanding any other provision of the Plan, in the event the Company terminates a Participant's employment due to Termination-for-Cause, the Participant's Supplemental Retirement Benefit will be forfeitable and the benefits under the Plan will be payable only at the discretion of the Board. The Board may in its sole discretion determine that no benefit, a reduced benefit, or a full benefit as specified by the Plan, shall be payable to the Participant.

      (F) Change of Control. In the event a Participant terminates employment by reason of Change of Control, the Participant's right to receive a benefit under this Plan will become 100% vested and payable pursuant to Sections 3.2, 4.2, 4.3 and 4.4.

                                    Article V
                               General Provisions

5.1 Administration. The Board shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Board shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

5.2 Funding. The Board, in its sole discretion, may elect to fund the benefits payable under the plan through various investments. However, any such investment shall remain the property of the Company and be subject to the claims of general creditors of the Company. A Participant shall have no right, title or interest in any such investments. A Participant may not pledge as collateral any investments purchased to fund benefits under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that assets of the Company will be sufficient to pay any benefit hereunder.

5.3 No Employment Contract. Nothing contained in the Plan shall be construed as a contract of employment between the Company and a Participant or as a right of any Participant to be continued in the employment of the Company or as a
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      limitation on the right of the Company to discharge any Participant with or without cause.

5.4 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

5.5 Applicable Law. The Plan shall be construed and administered under the laws of the State of New York.


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